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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 19, 1999

                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

             1-10699                                     22-2405746
             -------                                     ----------
   (Commission File Number)                   (IRS Employer Identification No.)

               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
               --------------------------------------------------
                    (Address of principal executive offices)

                                 (201) 236-2600
                                 --------------
              (Registrant's telephone number, including area code)

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Item 5.  Other Events

         On April 13, 1999, HUBCO, Inc. ("HUBCO") issued a press release reporting first quarter earnings of $24.6 million or $0.61 per share on a diluted basis, compared with operating earnings of $17.2 million or $0.41 per share for the same period in 1998. Including merger-related and restructuring charges, first quarter 1998 earnings were $14.9 million and $0.35 per diluted share. Return on average assets and return on average equity for first quarter 1999 were 1.52% and 23.10%, respectively.

         HUBCO's total assets at March 31, 1999 were $7.0 billion. Loans totaled $3.4 billion, deposits were $4.9 billion and stockholders' equity was $427 million.

         HUBCO, Inc. is a multi-state bank holding company with over 160 offices in New Jersey, New York and Connecticut. HUBCO recently consolidated its three banking subsidiaries, Hudson United Bank, Lafayette American Bank, and Bank of the Hudson, into a single bank operating under the name Hudson United Bank.

         A copy of HUBCO's press release is attached to this Form 8-K as an Exhibit and is incorporated herein by reference.



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Item 7.  Exhibits

         Exhibit 99    Press Release dated April 13, 1999.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              HUBCO, INC.

                                          D. LYNN VAN BORKULO-NUZZO
Dated: April 21, 1999                By: ____________________________
                                          D. Lynn Van Borkulo-Nuzzo,
                                          Executive Vice President